Exhibit A

Co. ID: 11295

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
INCORPORATED UNDER THE LAWS OF THE STATE OF UTAH

NUMBER 1154

HANGMAN PRODUCTIONS, INC.

DBA LYFE COMMUNICATIONS, INC.

SHARES *200,000*

AUTHORIZED STOCK 50,000,000 COMMON SHARES
$.01 PAR VALUE

SEE REVERSE FOR CERTAIN DEFINITIONS

~~CUSIP 41043Y 10 8~~

New Cusip 41043Y 20 7

This Certifies that LEONARD BURNINGHAM is the registered holder of *TWO HUNDRED THOUSAND * Shares

HANGMAN PRODUCTIONS, INC.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, *the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed*

Dated: MAY 11, 2010

SECRETARY

HANGMAN PRODUCTIONS, INC. CORPORATE Seal UTAH

PRESIDENT

COUNTERSIGNED & REGISTERED
INTERWEST TRANSFER CO.
P.O. BOX 17136 • Salt Lake City, UT 84117

COUNTERSIGNED AND REGISTERED

BY

AUTHORIZED SIGNATURE

COUNTERPART SIGNATURE PAGE TO
BBC2, INC.
SUBSCRIPTION AGREEMENT

This Counterpart Signature Page for that certain Subscription Agreement between **BBC2, INC.**, a Utah corporation (the "Company"), and the undersigned Subscriber to purchase securities of the Company pursuant thereto, is executed by the undersigned as of the date hereof. The undersigned, through execution and delivery of this Counterpart Signature page, intends to be legally bound by the terms of such Agreement.

SUBSCRIBER

Date: 12/20/99 | [signature]

529-46-5413
Tax I.D. Number or Social Security Number

Type or Print Name of Subscriber(s) in Exact Form to be used on Records of the Company

1227 E. Gilmore Drive
Number and Street

Signature

SLC, Utah 84105
City, State and Zip Code

Signature of Joint Subscriber, If Any

100,000
Number of Shares

$5,000
Total Subscription Price

ACCEPTANCE BY THE COMPANY

BBC2, INC. hereby accepts the foregoing subscription and agrees to be bound by the terms of this Agreement.

BBC2, INC.

Dated: 12/20/99 | [signature]

BBC2, INC.
SUITABILITY LETTER

TO: BBC2, INC.
941 East 3665 South
Salt Lake City, Utah 84106

Singly or on behalf of a subscribing entity, I make the following representations with the intent that they may be relied on by BBC2, INC. (the "Company"), in determining my suitability or that of my principal as a subscriber (the "Subscriber") to purchase shares of the Company's $0.01 par value "unregistered" and "restricted" common stock (the "Shares") at a purchase price of $0.05 per Share in consideration of cash.

1. I have such knowledge and experience in business and financial matters that I am capable of evaluating the Company, its proposed business activities and the risks and merits of this prospective investment, and am not utilizing a purchaser representative as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the evaluation of such risks and merits, except the following: ____.

2. I shall provide a separate written statement from each purchaser representative on the Subscriber Representative Acknowledgment form available from the Company or its placement agents in which is disclosed (i) the relationship of the purchaser representative with the Company, if any, which has existed at any time during the previous two years, (ii) the compensation received or to be received as a result of such relationship, and (iii) the education, experience and knowledge in financial and business matters which enables the purchaser representative to evaluate the relative merits and risks of an investment in the Company.

3. The undersigned, or the undersigned and the purchaser representatives listed above together have such knowledge and experience in financial and business matters that they are capable of evaluating the Company and the proposed activities thereof and the merits and risks of this prospective investment.

4. I have adequate means of providing for my current needs and possible personal contingencies and have no need in the foreseeable future for liquidity of an investment in the Company.

5. I confirm that I am:

An "accredited investor" as defined under Rule 501 of Regulation D of the Securities Act and as set forth below:

[X] Yes [ ] No

Definition

(a) Any bank as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(b) Any private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940;

(c) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(d) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(e) Any natural person whose individual net worth, or joint net worth with the person's spouse, at the time of this purchase exceeds $1,000,000;

(f) Any natural person who had an individual net income in excess of 200,000 in each of the two most recent fiscal years or joint income with the person's spouse in excess of $300,000 in each of those two years and has a reasonable expectation of reaching the same income level in the current fiscal year;

(g) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii); and

(h) Any entity in which all of the equity owners are accredited investors.

A "sophisticated investor" as defined under Rule 501 of Regulation D of the Securities Act and as set forth below:

[✓] Yes [ ] No

Definition

A person, either alone or with the aid and assistance of a purchaser representative(s), has such knowledge and experience in financial and business matters, education, employment or other factors to be capable of evaluating the merits and risks of the prospective investment, when the issuer reasonably believes immediately prior to making a sale that such purchaser comes within this description.

6. I have previously been advised that I would have an opportunity to review all the pertinent facts concerning the Company, and to obtain any additional information which I might request, to the extent possible or obtainable, without unreasonable effort and expense, in order to verify the accuracy of the information provided me by the Company.

7. I have personally communicated or been offered the opportunity to communicate with the directors or executive officers of the Company, its attorneys and accountants to discuss the proposed business and financial affairs of the Company, its proposed activities and plans for the future. I acknowledge that if I would like to further avail myself of the opportunity to ask additional questions of the Company, the Company will make arrangements for such an opportunity on request.

8. I have been advised that no accountant or attorney engaged by the Company is acting as my representative, accountant or attorney.

9. I will hold title to my interest as follows:

[ ]	Community Property	[✓]	Separate Property
[ ]	Joint Tenants with Rights of Survivorship	[ ]	Tenants in Common
		[ ]	Other (Single Person, Trust, Etc., Please Indicate.)

10. I am a bona fide resident of the State of ________. The address below is my true and correct principal residence.

DATED this 20th day of December, 1999.

Leonard W. Burningham
Name (Please Print)

[signature]
Signature

1227 E. Colmen Drive
Street Address

SLC, Utah 84105
City, State and Zip Code

Name of Joint Subscriber, If Any

Signature

Street Address (If Different)

City, State and Zip Code (If Different)